SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Diversified Income Trust II -- Class A Shares
Fiscal period ending:  3/31/97
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000      N/A        $1,000

ERV =  Ending Redeemable Value   $1,022.38   N/A        $1,013.21

T   =  Average Annual
       Total Return               2.24%     N/A          1.20%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $261,212

Expenses                         $37,650

Reimbursement                    $7

Average shares                    4,402,728

NAV                              $8.34

Sales Charge                      4.75%

POP                              $8.76

Yield at POP                      7.08%
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      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Diversified Income Trust II -- Class B Shares
Fiscal period ending:  3/31/97
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A        $1,000

ERV =  Ending Redeemable Value   $1,015.79   N/A        $1,015.17

T   =  Average Annual
       Total Return               1.58%     N/A          1.38%*


              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $398,424

Expenses                         $92,040

Reimbursement                    $11

Average shares                    6,661,741

NAV                              $8.34

Maximum Contingent Deferred
    Sales Charge                  5.0%

Yield at NAV                      6.71%

      SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Diversified Income Trust II -- Class M Shares
Fiscal period ending:  3/31/97
Inception date (if less than 10 years of performance): 2/26/96


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,036.30   N/A       $1,025.44

T   =  Average Annual
       Total Return               3.63%      N/A        2.31%*

              *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $41,067

Expenses                         $7,080

Reimbursement                    $1

Average shares                    689,137

NAV                              $8.34

Sales Charge                      3.25%

POP                              $8.62

Yield at POP                      6.96%